UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2020

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2020, the stockholders of Verastem, Inc. (the “Company”) approved a proposed amendment to the Company’s restated certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 shares. Subsequent to such approval, the Company filed, on May 20, 2020, with the Delaware Secretary of State a certificate of amendment to the restated certificate of incorporation, as amended (the “Certificate of Amendment”), giving effect to the authorized share increase. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 19, 2020 in a virtual meeting format (the “Annual Meeting”). At the Annual Meeting, the stockholders considered and acted upon the following proposals:

Proposal No. 1 — Election of Class II Directors. By the vote reflected below, the stockholders elected the following individuals to serve as Class II directors until the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non- Votes
Brian Stuglik	56,646,600	7,234,765	42,765,355
Timothy Barberich	54,867,744	9,013,621	42,765,355

There were no abstentions with respect to this proposal.

Proposal No. 2 — Charter Amendment. The Company’s stockholders approved the proposed Certificate of Amendment. 83,898,025 shares voted for the proposal; 21,854,427 shares voted against the proposal; 894,268 shares abstained from voting on the proposal. There were 0 broker non-votes on the proposal.

Proposal No. 3 — Adoption of the Verastem, Inc. Amended and Restated 2012 Incentive Plan (the “Amended 2012 Plan”). The Company’s stockholders approved the adoption of the Amended 2012 Plan, including an amendment to increase the number of shares of common stock available for issuance pursuant to awards under the Amended 2012 Plan by 13,000,000 shares. A copy of the Amended 2012 Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. 51,172,110 shares voted for the proposal; 12,479,944 shares voted against the proposal; and 229,311 shares abstained from voting on the proposal. There were 42,765,355 broker non-votes on the proposal.

Proposal No. 4 — The Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year. The stockholders voted to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. 96,099,118 shares voted for the proposal; 4,029,135 shares voted against the proposal; and 6,518,467 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

Proposal No. 5 — Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. 55,231,616 shares voted for the proposal; 2,281,621 shares voted against the proposal; and 6,368,128 shares abstained from voting on the proposal. There were 42,765,355 broker non-votes on the proposal.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Verastem, Inc., as amended

10.1	Verastem, Inc. Amended and Restated 2012 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: May 21, 2020	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer